Pamrapo Bancorp Reports Second Quarter Results

BAYONNE, NJ—(MARKET WIRE)—Jul 27, 2005 — Pamrapo Bancorp, Inc. (NasdaqNM:PBCI – News) today reported net income for the second quarter ended June 30, 2005.

Net income for the second quarter of 2005 amounted to $1.966 million, or 40 cents per share, as compared with $1.965 million, or 40 cents per share in the second quarter of 2004. The basic weighted average number of shares outstanding during the 2005 and 2004 periods were 4.976 million and 4.975 million, respectively.

Net income for the six months ended June 30, 2005 amounted to $3.949 million, or 79 cents per share, as compared with $3.912 million, or 79 cents per share for the same period a year ago. The basic weighted average number of shares outstanding during the 2005 and 2004 periods was 4.975 million and 4.975 million, respectively.

Pamrapo’s book value per share at June 30, 2005 was $11.42.

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Fort Lee, Hoboken, and Monroe, New Jersey.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

(Unaudited)

ASSETS	June 30, 2005	December 31, 2004
Cash and amounts due from depository institutions	$3,756	$5,020
Interest-bearing deposits in other banks	3,798	9,579

Total cash and cash equivalents	7,554	14,599

Securities available for sale	3,419	3,639
Investment securities held to maturity	9,254	9,309
Mortgage-backed securities held to maturity	180,618	200,077
Loans receivable	421,069	395,800
Premises and equipment	3,889	4,018
Federal Home Loan Bank stock, at cost	4,975	5,152
Interest receivable	2,701	2,703
Other assets	5,403	4,602

Total assets	$638,882	$639,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$481,931	$489,350
Advances from Federal Home Loan Bank of New York	93,000	89,000
Other borrowed money	65	83
Advance payments by borrowers for taxes and insurance	3,301	3,337
Other liabilities	3,766	3,014

Total liabilities	582,063	584,784

Stockholders’ equity:

Common Stock; par value $.01; authorized 25,000,000 shares; 6,900,000 shares issued; 4,975,542 and 4,974,913 shares, respectively, outstanding	69	69
Paid-in capital in excess of par value	19,093	19,042
Retained earnings-substantially restricted	60,147	58,387
Accumulated other comprehensive income—Unrealized gain on securities available for sale	278	315
Treasury stock, at cost; 1,924,458 and 1,925,087 shares, respectively	(22,768)	(22,698)

Total stockholders’ equity	56,819	55,115

Total liabilities and stockholders’ equity	$638,882	$639,899

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Interest income:
Loans	$6,624	$6,116	$13,005	$12,249
Mortgage-backed securities	2,221	2,553	4,551	5,006
Investments and other interest-earning assets	295	258	599	502

Total interest income	9,140	8,927	18,155	17,757

Interest expense:
Deposits	2,120	2,005	4,189	4,029
Advances and other borrowed money	852	782	1,670	1,581

Total interest expense	2,972	2,787	5,859	5,610

Net interest income	6,168	6,140	12,296	12,147
Provision for loan losses	40	10	100	20

Net interest income after provision for loan losses	6,128	6,130	12,196	12,127

Non-interest income:
Fees and service charges	327	332	640	653
Miscellaneous	362	321	672	612

Total non-interest income	689	653	1,312	1,265

Non-interest expenses:
Salaries and employee benefits	2,107	1,926	4,091	3,852
Net occupancy expense of premises	286	247	552	495
Equipment	322	315	644	619
Advertising	52	33	105	95
Miscellaneous	863	969	1,605	1,795

Total non-interest expenses	3,630	3,490	6,997	6,856

Income before income taxes	3,187	3,293	6,511	6,536
Income taxes	1,221	1,328	2,562	2,624

Net income	$1,966	$1,965	$3,949	$3,912

Net income per common shares:
Basic	$0.40	$0.40	$0.79	$0.79
Diluted	$0.39	$0.39	$0.79	$0.78

Dividends per common share	$0.22	$0.21	$0.44	$0.42

Weighted average number of common shares and common stock equivalents outstanding:
Basic	4,976	4,975	4,975	4,975
Diluted	4,987	4,997	4,988	5,000

Contact:

CONTACT

Robert A. Hughes, CPA

Vice President

201-339-4600